For further information contact:
EMISPHERE TECHNOLOGIES, INC.
Bob Madison
Corporate Communications
914-593-8360

EMISPHERE TECHNOLOGIES, INC. ANNOUNCES 2007 SECOND QUARTER FINANCIAL RESULTS
— Conference Call/Webcast To Be Held Today at 10:00 a.m. EST —

TARRYTOWN, NY, August 7, 2007 — Emisphere Technologies, Inc. (Nasdaq EMIS) today announced its financial results for the second quarter ended June 30, 2007.

“Emisphere’s product pipeline is growing increasingly robust,” said Michael V. Novinski, President/Chief Executive Officer of Emisphere Technologies, Inc. “In addition to the 10 products we have in various stages of clinical development, we have an additional 11 pre-clinical projects in our pipeline, six with partners and five without established collaborations. We are seeking to move our patented technology into a broad array of disease states, including obesity, osteoporosis, infectious disease, diabetes, CNS, erectile dysfunction and fertility treatment, among others.”

Emisphere Technologies, Inc. will host a conference call to discuss second quarter results at 10:00 AM EDT today. A live Webcast of the conference call can be accessed through the company’s Web site at: www.emisphere.com. The live conference call dial-in number is: 1-800-819-9193 (US and Canada) or 1-913-981-4911 (International). In addition, an archive of the Webcast can be accessed through the same link; an audio replay of the call will be available following the conference call by calling 1-888-203-1112 (US and Canada) or 1-719-457-0820 (International). The conference replay PIN is 9045496.

Second Quarter Financial Results

•	Operating expenses for the second quarter of 2007 were $9.9 million compared to $8.6 million in the second quarter of 2006

•	$1.3 million increase in operating expenses is primarily the result of non-cash charges related to share-based payments

•	Other expense second quarter 2007 were $2.6 million, compared to $0.3 million in the second quarter of 2006

•	$2.3 million increase in other expenses is primarily the result of non-cash charges related to the change in fair value of derivative instruments

•	Second quarter 2007 revenues were $0.4 million, compared to the $5.2 million in the second quarter of 2006

•	Second quarter 2007 operating loss of $9.5 million, compared to an operating loss of $3.4 million for the first quarter of 2006

•	Second quarter 2007 net loss was $12.1 million, or $0.43 per basic and diluted share, compared to a net loss of $3.8 million, or $0.14 per basic and diluted share for the second quarter of 2006

•	As of June 30, 2007, Emisphere has $8.9 million in cash and investments. The Company is currently evaluating various financing options to address its future cash needs that will enable the Company to continue operations through the fourth quarter of 2007 and beyond.

Corporate and Product Developments

Emisphere has two Phase III products based on the compound salmon calcitonin in partnership with Novartis Pharma AG and its development partner, Nordic Bioscience:

•	One product relates to the prevention of osteoporosis and the other product relates to the prevention of osteoarthritis

•	Osteoarthritis product has the potential to be the first disease-modifying drug that halts progression of the illness rather than treating symptoms

•	Both products use Emisphere’s eligen® delivery technology to provide salmon calcitonin for the first time as a convenient oral medication

Emisphere has three products in Phase II:

•	Development of recombinant human growth hormone (“rhGH”) in collaboration with Novartis Pharma AG

•	Continuing the development of oral heparin; discussions with the US Food and Drug Administration (FDA) has established a pathway for registration to proceed into complete Phase III for the use of oral heparin in the prevention of deep-vein thrombosis following elective total hip replacement. Emisphere is in current discussions with potential partners to complete the development of oral heparin in a collaborative arrangement.

•	Continuing clinical development of oral insulin; an insulin/glucose clamp study with a new formulation is being planned over a three-month period starting early in the first quarter, which will provide further data and information on the dosage. Collaborative partnerships will then be investigated

Emisphere has five products in Phase I:

•	An Investigational New Drug application (IND) was filed by Genta Incorporated on gallium nitrate on July 31, 2007

•	A program continues on an improved oral formulation of the antiviral compound acyclovir with a pharmaceutical company outside of the United States

•	A food-intake study for both GLP-1 and PYY will be undertaken later this year at University Hospital, Switzerland

•	Parathyroid hormone continues on a progressive clinical development path in collaboration with Novaris Pharma AG

Emisphere has 11 products in preclinical development:

•	Six projects with partners in obesity, osteoporosis, infectious disease, diabetes, and CNS

•	Five projects without established collaborations for the therapies of CNS, erectile dysfunction, cardiovascular disease, inflammation and pain, and fertility treatment

•	Following completion of these pre-clinical projects, decisions would then be taken to possibly proceed into future collaborations with each of the partners for further pre-clinical or clinical development; projects without established collaborations will be assessed for continued development to the next step with or without a partner

About Emisphere Technologies, Inc.

Emisphere Technologies, Inc. is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules and pharmaceutical compounds using its eligen® technology. These molecules and compounds could be currently available or are in pre-clinical or clinical development. Such molecules or compounds usually cannot be delivered by the oral route of administration or the benefits of these compounds are limited due to poor bioavailability, slow on-set of action or variable absorption. The eligen® technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, per rectum, pulmonary, intra-vaginal or transdermal. The Web site is: www.emisphere.com.

Safe Harbor Statement Regarding Forward-Looking Statements

The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, or Emisphere’s ability to fund such efforts with or without partners. Emisphere undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 000-17758) filed on March 6, 2007, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 7, 2007 (file no. 000-17758).

EMISPHERE TECHNOLOGIES, INC.
Condensed Statements of Operations (Unaudited)
For the three and six months ended June 30, 2007 and 2006
(in thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
2007 2006 2007 2006
Revenue	$398	$5,220	$3,207	$6,916

Costs and expenses:
Research and development	6,032	4,858	11,484	9,375
General and administrative expenses	3,638	2,812	7,784	5,614
Depreciation and amortization	270	972	583	1,962

Total costs and expenses	9,940	8,642	19,851	16,951

Operating loss	(9,542)	(3,422)	(16,644)	(10,035)

Other (expense) and income:
Beneficial conversion of convertible security	-	—	—	(12,215)
Investment and other income	482	294	797	417
Change in fair value of derivative instruments	(2,401)	(56)	1,123	(7,620)
Interest expense	(643)	(573)	(1,267)	(1,140)

Total other (expense) and income.	(2,562)	(335)	653	(20,558)
Net (loss) income	$(12,104)	$(3,757)	$(15,991)	$(30,593)

Net (loss) income per share, basic	$(0.43)	$(0.14)	$(0.57)	$(1.23)

Net (loss) income per share, diluted	$(0.43)	$(0.14)	$(0.60)	$(1.23)

Weighted average shares outstanding, basic	28,313,056	25,952,342	28,305,810	24,815,680

Weighted average shares outstanding, diluted	28,313,056	25,952,342	28,403,507	24,815,680

EMISPHERE TECHNOLOGIES, INC.
Condensed Balance Sheets (Unaudited)
As of June 30, 2007 and December 31, 2006
(in thousands)

	June 30,	December 31,
	2007	2006
Assets:
Cash, cash equivalents, restricted cash and investments	$8,939	$21,533
Accounts receivable	487	216
Prepaid expenses and other current assets	893	1,082

Total current assets	10,319	22,831
Equipment and leasehold improvements, net	2,247	2,652
Purchased technology, net	1,675	1,794
Other assets	798	815

Total Assets	$15,039	$28,092

Liabilities and stockholders’ deficit:
Current liabilities	$9,016	$9,454
Notes payable	25,994	24,744
Other long-term liabilities	172	—
Stockholders’ deficit	(20,143)	(6,106)

Total liabilities and stockholders’ deficit	$15,039	$28,092